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                                                                    EXHIBIT 11



                      TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                        COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                       (Unaudited)
                              (in thousands, except share and
                                      per share data)

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

                                                     THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                     ------------------------------------  -----------------------------------
                                                      JUNE 30, 1999      JUNE 30, 1998      JUNE 30, 1999     JUNE 30, 1998
                                                     -----------------  -----------------  ----------------  -----------------
Net loss                                                  $     (336)       $    (5,043)      $    (4,293)       $    (3,727)
                                                     -----------------  -----------------  ----------------  -----------------
                                                     -----------------  -----------------  ----------------  -----------------

                                                                              NET LOSS PER SHARE - BASIC

Weighted average common shares  - Basic                   12,946,624         12,946,624        12,946,624         12,946,624
                                                     -----------------  -----------------  ----------------  ------------------
                                                     -----------------  -----------------  ----------------  ------------------
Net loss per share - Basic                               $     (0.03)       $     (0.39)      $     (0.33)       $     (0.29)
                                                     -----------------  -----------------  ----------------  ------------------
                                                     -----------------  -----------------  ----------------  ------------------

                                                                        NET LOSS PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares  - Basic                 12,946,624         12,946,624        12,946,624         12,946,624
  Dilutive effect of shares under employee stock
  plans                                                            -                  -                 -                  -
                                                     -----------------  -----------------  ----------------  -----------------
  Weighted average common shares - Diluted                12,946,624         12,946,624        12,946,624         12,946,624
                                                     -----------------  -----------------  ----------------  -----------------
                                                     -----------------  -----------------  ----------------  -----------------
Net loss per share - Diluted                             $     (0.03)       $     (0.39)      $     (0.33)       $     (0.29)
                                                     -----------------  -----------------  ----------------  -----------------
                                                     -----------------  -----------------  ----------------  -----------------

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